Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2004 (March 14, 2005 as to Note 13), relating to the financial statements of Huttig Building Products, Inc. as of December 31, 2003, and for each of the two years in the period ended December 31, 2003, appearing in the Annual Report on Form 10-K of Huttig Building Products, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

St. Louis, Missouri

January 17, 2006